Exhibit 99.1

Interpace Biosciences Receives Nasdaq Deficiency Notice Due to Delayed Filing of Form 10-Q;

No Immediate Impact on Listing

PARSIPPANY, NJ, August 20, 2020 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (NASDAQ: IDXG) on August 18, 2020 received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, due to the delay in the filing of the Company’s Form 10-Q for the quarterly period ended June 30, 2020 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), Interpace does not currently satisfy Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all periodic reports with the SEC. The deficiency has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

In accordance with the Nasdaq Listing Rules, Interpace was provided 60 calendar days to submit its plan to evidence compliance with the filing requirement and the Staff has the discretion to grant Interpace up to 180 calendar days from the SEC deadline to file the Form 10-Q based on that plan. The Company is diligently working to file the Form 10-Q within the timeline prescribed by Nasdaq.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, regarding our beliefs and expectations relating to the filing of the Form 10-Q and compliance with Nasdaq’s listing rules. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, i) a material delay in Interpace’s financial reporting and the possibility that ongoing reviews may identify errors or control deficiencies in Interpace’s accounting practices, ii) our ability to regain compliance with Nasdaq listing rules regarding the late filing of our Form 10-Q for the quarter ended June 30, 2020, (iii) the time needed for our Audit Committee to conclude its investigation as detailed in our Form 12b-25 filed with the Securities and Exchange Commission on August 14, 2020, (iv) our history of operating losses and the limited revenue generated by our clinical and pharma services, (v) our dependence on sales and reimbursements from our clinical services, (vi) our reliance on third parties to process and transmit claims to payers for our clinical services, and any delay, data loss, or other disruption in processing or transmitting such claims could have an adverse effect on our revenue and financial condition, vii) our revenue recognition being based in part on our estimates for future collections which estimates may prove to be incorrect, viii) there is no guarantee that we will be successful in realizing revenue or benefit from our new product line of antibody testing of the COVID-19 virus, and (ix) our expectation that when the Form 10-Q for the quarter ended June 30, 2020 is filed, our stockholders’ equity as of June 30, 2020 will not be in compliance with the minimum stockholder equity requirements of the Nasdaq listing rules. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:
Investor Relations
Edison Group
Joseph Green
(646) 653-7030
jgreen@edisongroup.com